UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Ashford Inc. (the “Company”) filed with the Securities and Exchange Commission on March 7, 2018, as amended by the Company’s Form 8-K/A filed on November 6, 2019, and further amended by the Company’s Form 8-K/A filed on June 29, 2020 (collectively, the “Original Filing”), and is being filed in order to amend and update Item 1.01 of the Original Filing solely for the purpose of disclosing the Company’s entry into a Seventh Amendment to the Credit Agreement described in the Original Filing.

Except for the information reflected in this Amendment, this Amendment does not amend or update any other information contained in the Original Filing or purport to provide an update or discussion of any other developments at the Company subsequent to the filing date of the Original Filing. This Amendment should be read in conjunction with the Original Filing.

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2018, the Company entered into that certain Credit Agreement (as amended on March 21, 2018, and as further amended on June 26, 2018, March 26, 2019, March 19, 2020, June 23, 2020 and January 14, 2021, the “Credit Agreement”), by and among, the Company, Ashford Hospitality Holdings LLC, a subsidiary of the Company (“Borrower”), and Bank of America, N.A., as administrative agent and the other financial institutions party thereto (collectively, “Lender”).

Effective March 29, 2021, the Company amended the Credit Agreement pursuant to a Seventh Amendment to the Credit Agreement, by and among Borrower, the Company and Lender (the “Seventh Amendment”). The Seventh Amendment amends the Credit Agreement as follows:

Amortization. Commencing July 1, 2021, Borrower’s amortization rate will be 2.5 percent of the outstanding principal balance on the first day of each calendar quarter. If Borrower does not meet the Fixed Charge Coverage Ratio (as defined in the Credit Agreement), the amortization rate will increase to 5.0 percent.

Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, for purposes of determining amortization starting in the third quarter of 2021, shall be as follows: (a) 1.0x through September 30, 2021; (b) 1.05x from October 1, 2021 through December 31, 2021; and (c) 1.10x from and after January 1, 2022.

Restricted Payments. No dividends or stock repurchases are permitted, other than preferred dividends so long as there is no default under the Credit Agreement or other indebtedness of Borrower or its subsidiaries.  Preferred dividends shall not increase from current frequency or levels without Lender approval.

Minimum Liquidity. Borrower must maintain a minimum liquidity of $15 million at all times, including pro forma for preferred dividends.

Mandatory Prepayment. Borrower must prepay the Credit Agreement by: (a) 50% of net proceeds from the issuance of any common equity; and (b) 100% of net proceeds from the issuance of any preferred equity or debt, or from any asset sales.

Upon signing the Seventh Amendment, the Company paid Lender a $5 million prepayment as consideration for Lender’s execution and delivery of the Seventh Amendment.

This description of the Seventh Amendment does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Seventh Amendment, which is attached as Exhibit 10.5 to this Current Report on Form 8-K/A, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 1, 2018, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on March 7, 2018) (File No. 001-36400)

10.2	First Amendment to Credit Agreement, dated as of March 21, 2018, effective as of March 1, 2018, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto (incorporated by reference to Exhibit 99.1 of Form 8-K filed on March 26, 2018) (File No. 001-36400)

10.3	Term Loan Agreement, dated as of March 19, 2020, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto (incorporated by reference to Exhibit 10.1 of Form 8-K filed on March 20, 2020) (File No. 001-36400)

10.4	Fifth Amendment to Credit Agreement, dated as of June 23, 2020, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto (incorporated by reference to Exhibit 10.4 of Form 8-K/A filed on June 29, 2020) (File No. 001-36400)

10.5	Seventh Amendment to Credit Agreement, dated as of March 29, 2021, by and among Ashford Hospitality Holdings LLC, Ashford Inc., Bank of America, N.A. and the other lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: April 1, 2021

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